Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Antero Resources Midstream LLC:

We consent to the use of our report dated July 11, 2014, with respect to the balance sheet of Antero Resources Midstream LLC as of June 30, 2014, incorporated by reference herein and to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933.

/s/ KPMG LLP

Denver, Colorado

November 3, 2014